Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

1.Registration Statement (Form S-3 No. 333-237056) of CareTrust REIT, Inc., and
2.Registration Statement (Form S-8 No. 333-196634) pertaining to the Incentive Award Plan of CareTrust REIT, Inc.;

of our report dated February 13, 2019, with respect to the consolidated financial statements and schedules for the year ended December 31, 2018 of CareTrust REIT, Inc., included in this Annual Report (Form 10-K) of CareTrust REIT, Inc. for the year ended December 31, 2020.

/s/ ERNST & YOUNG LLP
Irvine, California
February 10, 2021